Exhibit 99.1
Viant Technology Announces Fourth
Quarter and Full Year 2022 Financial Results
IRVINE, Calif., Mar. 2, 2023 – Viant Technology Inc. (Nasdaq: DSP), a leading people-based advertising technology company, today reported financial results for its fourth quarter and full year ended December 31, 2022.
“We closed out 2022 with results within our guidance or better, as customers are shifting more of their budgets to our omnichannel, people-based advertising platform,” said Tim Vanderhook, Co-Founder and CEO, Viant. “While the macroeconomic environment over the last year has continued to put pressure on advertising budgets, we have focused on investing in our technology and platform to help our customers drive higher returns from the ad dollars they spend. Notably we believe our investments in AI and our CTV infrastructure make us well positioned to capitalize on the industry tailwinds for programmatic advertising across digital channels in the years ahead.”
Fourth quarter 2022 Financial Highlights, year-over-year:
GAAP
•Revenue was $54.5 million, a decrease of 34%
•Gross profit was $22.5 million, a decrease of 41%
•Net loss was $8.0 million, compared to net income of $7.5 million in the fourth quarter of 2021
•Net loss attributable to Viant Technology Inc. was $2.2 million, or $(0.15) per diluted share of Class A common stock, compared to net income attributable to Viant Technology Inc. of $1.6 million, or $0.11 per diluted share of Class A common stock, in the fourth quarter of 2021
•Cash and cash equivalents as of December 31, 2022 was $206.6 million, with no outstanding debt
Non-GAAP(1)
•Contribution ex-TAC was $33.4 million, a decrease of 31%
•Adjusted EBITDA was $2.6 million, compared to $17.4 million in the fourth quarter of 2021
•Non-GAAP net income was $0.4 million, compared to non-GAAP net income of $13.4 million in the fourth quarter of 2021
•Non-GAAP net income attributable to Viant Technology Inc. was $0.0 million, or $0.00 per diluted share of Class A common stock, compared to non-GAAP net income attributable to Viant Technology Inc. of $2.4 million, or $0.17 per diluted share of Class A common stock, in the fourth quarter of 2021

Full year 2022 Financial Highlights, year-over-year:
GAAP
•Revenue was $197.2 million, a decrease of 12%
•Gross profit was $80.4 million, a decrease of 15%
•Net loss was $48.1 million, compared to a net loss of $37.6 million in 2021
•Net loss attributable to Viant Technology Inc. was $11.9 million, or $(0.84) per diluted share of Class A common stock, compared to net loss attributable to Viant Technology Inc. of $7.7 million, or $(0.63) per diluted share of Class A common stock, in 2021

Non-GAAP(1)
•Contribution ex-TAC was $124.7 million, a decrease of 12%
•Adjusted EBITDA was $(6.1) million, compared to $37.1 million in 2021
•Non-GAAP net loss was $15.8 million, compared to non-GAAP net income of $23.9 million in 2021
•Non-GAAP net loss attributable to Viant Technology Inc. was $2.4 million, or $(0.17) per diluted share of Class A common stock, compared to non-GAAP net income attributable to Viant Technology Inc. of $4.0 million, or $0.30 per diluted share of Class A common stock, in 2021

Business Highlights:
•Advertiser spend across the Adelphic platform(2) grew 15% in 2022 compared to 2021. For the fourth quarter, advertiser spend increased 9% compared to the third quarter and decreased 13% year-over-year.
•Active customers(3) grew to 326 as of December 31, 2022, representing a year-over-year increase of 17, or 6%.
•Viant was named to G2’s 2023 Best Software Awards on the Marketing & Advertising list and named a Leader in G2’s Enterprise Grid® Report for Cross-Channel Advertising.
•Viant reinforced its commitment to sustainability joining Ad Net Zero as a Founding Member and launching Adtricity, a carbon impact reduction program to assist our customers in meeting their sustainability goals.
“We were pleased with our team’s ability to execute in the fourth quarter, despite ongoing challenges across the advertising industry. Our results for revenue and advertiser spend growth were consistent with our expectations, while our disciplined cost management initiatives helped drive adjusted EBITDA profitability in the quarter, ahead of expectations,” said Larry Madden, CFO, Viant. “As we look ahead, we plan to continue our thoughtful cost management while balancing investments for growth.”
Guidance:
For the first quarter 2023, the Company expects:
•Revenue in the range of $39.0 million to $42.0 million
•Contribution ex-TAC in the range of $25.5 million to $27.5 million
•Non-GAAP operating expenses of approximately $30.0 million
•Adjusted EBITDA in the range of $(4.5) million to $(2.5) million
Contribution ex-TAC, adjusted EBITDA, adjusted EBITDA as a percentage of contribution ex-TAC, non-GAAP net income (loss), non-GAAP earnings (loss) per share of Class A common stock—basic and diluted and non-GAAP operating expenses are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations of these non-GAAP financial measures to Viant’s financial results as determined in accordance with GAAP are included at the end of this press release under “Reconciliation of Non-GAAP Financial Measures.” For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see “Non-GAAP Financial Measures” in this press release. We are not able to estimate gross profit or net income (loss) on a forward-looking basis or reconcile the guidance provided for contribution ex-TAC, non-GAAP operating expenses, and adjusted EBITDA to the closest corresponding GAAP financial measures on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from these non-GAAP financial measures; in particular, the measures and effects of our stock-based compensation related to new equity grants that are directly impacted by unpredictable fluctuations in our share price, as well as the impact of future traffic acquisition costs and other platform operations expenses that we are unable to forecast in light of the current macroeconomic environment.  We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results.
Conference Call and Webcast Details:
Viant will host a conference call and webcast to discuss its financial results on Thursday, March 2, 2023 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live webcast of the call can be accessed from Viant’s Investor Relations website. An archived version of the webcast will be available from the same website after the call.
About Viant
Viant® (NASDAQ: DSP) is a leading advertising technology company that enables marketers to plan, execute and measure omnichannel ad campaigns through a cloud-based platform. Viant’s self-service Demand Side Platform, Adelphic®, powers programmatic advertising across Connected TV, Linear TV, mobile, desktop, audio, gaming and digital out-of-home channels. In 2022, Viant was recognized as a Leader in the DSP category, earned Great Place to Work® certification and Co-Founders Tim and Chris Vanderhook were named EY Entrepreneurs of the Year. To learn more, please visit viantinc.com.

Presentation
Viant Technology LLC has been determined to be the predecessor for accounting purposes and, accordingly, the consolidated financial statements for periods prior to the IPO and the related organizational transactions have been adjusted to combine the previously separate entities for presentation purposes. Amounts for the period from January 1, 2021 through February 11, 2021 presented in this press release represent the historical operations of Viant Technology LLC. The amounts as of December 31, 2022 and for the period from February 12, 2021 reflect the consolidated operations of Viant Technology Inc.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “guidance,” “believe,” “expect,” “estimate,” “project,” “plan,” “will,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements contained in this press release relate to, among other things, Viant’s projected financial performance and operating results, including our guidance for revenue, contribution ex-TAC, non-GAAP operating expenses, and adjusted EBITDA, as well as statements regarding our positioning to capitalize on industry tailwinds and our plan to continue our thoughtful cost management while balancing investments for growth. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than Viant’s expectations, the demands and expectations of customers and the ability to attract and retain customers and other economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.
Media Contact:
Marielle Lyon
press@viantinc.com
Investor Contacts:
Nicole Borsje
investors@viantinc.com
(1)For a discussion on how we define, use and calculate these non-GAAP financial measures and a reconciliation thereof to the most directly comparable GAAP financial measures, see “Non-GAAP Financial Measures” and the supplementary schedules under “Reconciliation of Non-GAAP Financial Measures” in this press release.
(2)We define advertiser spend across our platform as the total amount billed to our customers for activity on our platform, inclusive of advertising media, third-party data, other add-on features and our platform fee we charge clients.  See “Operational Metrics” for a discussion of how we use this metric and why it is useful to investors.
(3)We define an active customer as a customer that had total aggregate contribution ex-TAC of at least $5,000 through our platform during the previous twelve months.  See “Operational Metrics” for a discussion of how we use this metric and why it is useful to investors.

VIANT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$54,509	$82,715	$197,168	$224,127
Operating expenses:(1)
Platform operations	32,051	44,578	116,725	129,604
Sales and marketing	15,966	15,173	63,957	65,042
Technology and development	5,704	4,851	21,294	25,372
General and administrative	9,994	10,428	44,452	46,904
Total operating expenses	63,715	75,030	246,428	266,922
Income (loss) from operations	(9,206)	7,685	(49,260)	(42,795)
Interest expense (income), net	(1,199)	162	(1,481)	864
Other expense, net	1	7	310	60
Gain on extinguishment of debt	—	—	—	(6,110)
Total other expense (income), net	(1,198)	169	(1,171)	(5,186)
Net income (loss)	(8,008)	7,516	(48,089)	(37,609)
Less: Net income (loss) attributable to noncontrolling interests	(5,815)	5,962	(36,176)	(29,867)
Net income (loss) attributable to Viant Technology Inc.	$(2,193)	$1,554	$(11,913)	$(7,742)
Earnings (loss) per share of Class A common stock:
Basic	$(0.15)	$0.11	$(0.84)	$(0.63)
Diluted	$(0.15)	$0.11	$(0.84)	$(0.63)
Weighted-average shares of Class A common stock outstanding:
Basic	14,504	13,543	14,185	12,364
Diluted	14,504	13,550	14,185	12,364
(1) Stock-based compensation and depreciation and amortization included in operating expenses are as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Stock-based compensation:
Platform operations	$1,139	$1,253	$4,761	$13,096
Sales and marketing	2,081	2,053	9,010	25,639
Technology and development	1,299	1,390	5,323	12,373
General and administrative	2,527	1,935	9,807	17,714
Total stock-based compensation	$7,046	$6,631	$28,901	$68,822

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Depreciation and amortization:
Platform operations	$2,742	$2,439	$10,486	$8,388
Sales and marketing	—	—	—	—
Technology and development	396	414	1,646	1,599
General and administrative	247	265	999	1,154
Total depreciation and amortization	$3,385	$3,118	$13,131	$11,141

VIANT TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands, except share data)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$206,573	$238,480
Accounts receivable, net of allowances	101,658	110,739
Prepaid expenses and other current assets	6,631	2,967
Total current assets	314,862	352,186
Property, equipment, and software, net	23,106	22,331
Operating lease assets	26,441	—
Intangible assets, net	667	1,786
Goodwill	12,422	12,422
Other assets	385	406
Total assets	$377,883	$389,131
Liabilities and stockholders' equity
Liabilities
Current liabilities:
Accounts payable	$37,063	$32,877
Accrued liabilities	35,063	34,086
Accrued compensation	9,162	12,247
Current portion of deferred revenue	123	1,317
Current portion of operating lease liabilities	3,711	—
Other current liabilities	1,995	2,531
Total current liabilities	87,117	83,058
Long-term debt	—	17,500
Long-term portion of deferred revenue	—	5,234
Long-term portion of operating lease liabilities	24,998	—
Other long-term liabilities	—	765
Total liabilities	112,115	106,557
Commitments and contingencies (Note 14)
Stockholders’ equity
Preferred stock, $0.001 par value	—	—
Authorized shares — 10,000,000
Issued and outstanding — none
Class A common stock, $0.001 par value	15	14
Authorized shares — 450,000,000
Issued — 14,783,886 and 13,920,868
Outstanding — 14,643,798 and 13,704,638
Class B common stock, $0.001 par value	47	47
Authorized shares — 150,000,000
Issued and outstanding — 47,082,260 and 47,107,130
Additional paid-in capital	95,922	82,888
Accumulated deficit	(36,261)	(20,139)
Treasury stock, at cost; 140,088 and 216,230 shares held	(475)	(2,648)
Total stockholders' equity attributable to Viant Technology Inc.	59,248	60,162
Noncontrolling interests	206,520	222,412
Total equity	265,768	282,574
Total liabilities and stockholders' equity	$377,883	$389,131

VIANT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in thousands)

	Year Ended December 31,
	2022	2021
Cash flows provided by (used in) operating activities:
Net income (loss)	$(48,089)	$(37,609)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	13,131	11,141
Stock/unit-based compensation	28,901	68,822
Provision for (recovery of) doubtful accounts	1,260	(107)
Loss on disposal of assets	588	188
Gain on extinguishment of debt	—	(6,110)
Amortization of operating lease assets	2,861	—
Changes in operating assets and liabilities:
Accounts receivable	7,821	(20,865)
Prepaid expenses and other assets	(3,642)	(750)
Accounts payable	4,215	3,404
Accrued liabilities	860	9,728
Accrued compensation	(3,118)	2,319
Deferred revenue	(6,428)	(1,786)
Operating lease liabilities	(1,561)	—
Other liabilities	(329)	290
Net cash provided by (used in) operating activities	(3,530)	28,665
Cash flows used in investing activities:
Purchases of property and equipment	(758)	(441)
Capitalized software development costs	(8,068)	(6,931)
Net cash used in investing activities	(8,826)	(7,372)
Cash flows provided by (used in) financing activities:
Proceeds from Paycheck Protection Program Loan	—	—
Proceeds from issuance of common stock, net of underwriting discounts	—	232,500
Payment of member tax distributions	(15)	(7,289)
Payment of member dividends	—	—
Payment of offering costs	—	(2,608)
Taxes paid related to net share settlement of equity awards	(2,036)	(15,045)
Repayment of revolving credit facility	(17,500)	—
Net cash provided by (used in) financing activities	(19,551)	207,558
Net increase (decrease) in cash and cash equivalents	(31,907)	228,851
Cash and cash equivalents at beginning of period	238,480	9,629
Cash and cash equivalents at end of period	$206,573	$238,480

Non-GAAP Financial Measures
To provide investors and others with additional information regarding Viant’s results, we have included in this press release the following financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): contribution ex-TAC, adjusted EBITDA, adjusted EBITDA as a percentage of contribution ex-TAC, non-GAAP net income (loss), non-GAAP earnings (loss) per share of Class A common stock—basic and diluted and non-GAAP operating expenses. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP financial measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.
Contribution ex-TAC is a non-GAAP financial measure. Gross profit is the most comparable GAAP financial measure, which is calculated as revenue less platform operations expense. In calculating contribution ex-TAC, we add back other platform operations expense to gross profit. Contribution ex-TAC is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short- and long-term operational plans and make strategic decisions regarding the allocation of capital. “Traffic acquisition costs” or “TAC” refers to amounts incurred and payable to suppliers for the cost of advertising media, third-party data and other add-on features related to our fixed CPM pricing option and certain arrangements related to our percentage of spend pricing option. In particular, we believe that contribution ex-TAC can provide a measure of period-to-period comparisons for all pricing options within our business. Accordingly, we believe that this measure provides information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors.
Adjusted EBITDA is a non-GAAP financial measure defined by us as net income (loss) before interest expense (income), net, income tax benefit (expense), depreciation, amortization, stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges, transaction expenses and the extinguishment of debt. Net income (loss) is the most comparable GAAP financial measure. Adjusted EBITDA as a percentage of contribution ex-TAC is a non-GAAP financial measure we calculate by dividing adjusted EBITDA by contribution ex-TAC for the period or periods presented.
Adjusted EBITDA and adjusted EBITDA as a percentage of contribution ex-TAC are used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating adjusted EBITDA can provide a measure for period-to-period comparisons of our business. Adjusted EBITDA as a percentage of contribution ex-TAC, a non-GAAP financial measure, is used by our management and board of directors to evaluate adjusted EBITDA relative to our profitability after costs that are directly variable to revenues, which comprise TAC. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA as a percentage of contribution ex-TAC provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors.
Non-GAAP net income (loss) is a non-GAAP financial measure defined by us as net income (loss) adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges, transaction expenses and the extinguishment of debt. Net income (loss) is the most comparable GAAP financial measure. Non-GAAP net income (loss) is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.  In particular, we believe that the elimination of stock-based compensation, gain on debt extinguishment, and certain other items that are not related to our core operations provides measures for period-to-period comparisons of our business and additional insight into our core controllable costs. Accordingly, we believe that non-GAAP net income (loss) provides information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.
Non-GAAP earnings (loss) per share of Class A common stock—basic and diluted is a non-GAAP financial measure defined by us as earnings (loss) per share of Class A common stock—basic and diluted, adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges, transaction expenses, and the extinguishment of debt. Earnings (loss) per share of Class A common stock—basic and diluted is the most comparable GAAP financial measure. Non-GAAP earnings (loss) per share of Class A common stock—basic and diluted is used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of stock-based compensation, gain on extinguishment of debt and certain other items that are not related to our core operations provides measures for period-to-period comparisons of our business and provides additional insight into our core controllable costs. Accordingly, we believe that non-GAAP earnings (loss) per share of Class A common stock—basic and diluted provides information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.
Non-GAAP operating expenses is a non-GAAP financial measure. Total operating expenses is the most comparable GAAP financial measure. Non-GAAP operating expenses is defined by us as total operating expenses plus other expense (income), net less TAC, stock-based compensation, depreciation, amortization, and certain other items that are not related to our core operations, such as restructuring charges and transaction expenses. Non-GAAP operating expenses is a key component in calculating adjusted EBITDA, which is one of the measures we use to provide our quarterly and annual business outlook to the investment community. Additionally, non-GAAP operating expenses is used by our management and board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. We believe that the elimination of depreciation, amortization, stock-based compensation, TAC and certain other items not related to our core operations provides another measure for period-to-period comparisons of our business, provides additional insight into our discretionary costs and is a useful metric for investors because it allows them to evaluate our operational performance in the same manner as our management and board of directors.
These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, the Company’s financial information calculated in accordance with GAAP and should not be considered measures of the Company’s liquidity. Further, these non-GAAP financial measures as defined by the Company may not be comparable to similar non-GAAP financial measures presented by other companies, including peer companies, and therefore comparability may be limited. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items.  Management encourages investors and others to review Viant’s financial information in its entirety and not rely on a single financial measure.
Reconciliation of Non-GAAP Financial Measures
The following tables show the reconciliations of the Company’s non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures.
The following table presents the calculation of gross profit and the reconciliation of gross profit to contribution ex-TAC for the periods presented (unaudited; in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$54,509	$82,715	$197,168	$224,127
Less: Platform operations	(32,051)	(44,578)	(116,725)	(129,604)
Gross profit	22,458	38,137	80,443	94,523
Add back: Other platform operations	10,920	10,346	44,285	46,977
Contribution ex-TAC	$33,378	$48,483	$124,728	$141,500
The following table presents a reconciliation of total operating expenses to non-GAAP operating expenses for the periods presented (unaudited; in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating expenses:
Platform operations	$32,051	$44,578	$116,725	$129,604
Sales and marketing	15,966	15,173	63,957	65,042
Technology and development	5,704	4,851	21,294	25,372
General and administrative	9,994	10,428	44,452	46,904
Total operating expenses	63,715	75,030	246,428	266,922
Add:
Other expense, net	1	7	310	60
Less:
Traffic acquisition costs	(21,131)	(34,232)	(72,440)	(82,627)
Stock-based compensation	(7,046)	(6,631)	(28,901)	(68,822)
Depreciation and amortization	(3,385)	(3,118)	(13,131)	(11,141)
Restructuring	(1,406)	—	(1,406)	—
Non-GAAP operating expenses	$30,748	$31,056	$130,860	$104,392
The following table sets forth a reconciliation of net income (loss) to adjusted EBITDA for the periods presented (unaudited; in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$(8,008)	$7,516	$(48,089)	$(37,609)
Add back:
Interest expense (income), net	(1,199)	161	(1,481)	864
Depreciation and amortization	3,385	3,118	13,131	11,141
Stock-based compensation	7,046	6,631	28,901	68,822
Restructuring	1,406	—	1,406	—
Less:
Gain on extinguishment of debt	—	—	—	(6,110)
Adjusted EBITDA	$2,630	$17,426	$(6,132)	$37,108
The following table sets forth the calculation of net income (loss) as a percentage of gross profit and the calculation of adjusted EBITDA as a percentage of contribution ex-TAC for the periods presented (unaudited; in thousands, except percentages):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Gross profit	$22,458	$38,137	$80,443	$94,523
Net income (loss)	$(8,008)	$7,516	$(48,089)	$(37,609)
Net income (loss) as a percentage of gross profit	(36)%	20%	(60)%	(40)%
Contribution ex-TAC	$33,378	$48,483	$124,728	$141,500
Adjusted EBITDA	$2,630	$17,426	$(6,132)	$37,108
Adjusted EBITDA as a percentage of contribution ex-TAC	8%	36%	(5%)	26%
The following table sets forth a reconciliation of net loss to non-GAAP net income (loss) for the periods presented (unaudited; in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$(8,008)	$7,516	$(48,089)	$(37,609)
Add back: Stock-based compensation	7,046	6,631	28,901	68,822
Add back: Restructuring	1,406	—	1,406	—
Less: Gain on extinguishment of debt	—	—	—	(6,110)
Income tax benefit (expense) related to Viant Technology Inc.’s share of adjustments(1)	(16)	(759)	1,972	(1,238)
Non-GAAP net income (loss)	$428	$13,388	$(15,810)	$23,865
(1) The estimated income tax effect of the Company’s share of non-GAAP reconciling items are calculated using assumed blended tax rates of 45% and 24% for the three months and years ended December 31, 2022 and 2021, respectively, which represent our expected corporate tax rates, excluding discrete and non-recurring tax items.
The following table sets forth a reconciliation of earnings (loss) per share of Class A common stock—basic and diluted to non-GAAP earnings (loss) per share of Class A common stock—basic and diluted for the periods presented (unaudited; in thousands, except per share data):

	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021
	Earnings (Loss) per Share	Adjustments	Non-GAAP Earnings (Loss) per Share	Earnings (Loss) per Share	Adjustments	Non-GAAP Earnings (Loss) per Share
Numerator
Net income (loss)	$(8,008)	$—	$(8,008)	$7,516	$—	$7,516
Adjustments:
Add back: Stock-based compensation	—	7,046	7,046	—	6,631	6,631
Add back: Restructuring	—	1,406	1,406	—	—	—
Income tax benefit (expense) related to Viant Technology Inc.'s share of adjustments (1)	—	(16)	(16)	—	(759)	(759)
Non-GAAP net income (loss)	(8,008)	8,436	428	7,516	5,872	13,388
Less: Net income (loss) attributable to noncontrolling interests (2)	(5,815)	6,221	406	5,962	5,074	11,036
Net income (loss) attributable to Viant Technology, Inc.—basic	(2,193)	2,215	22	1,554	798	2,352
Add back: Reallocation of net loss attributable to noncontrolling interest from the assumed exchange of RSUs for Class A common stock	—	—	—	—	1	1
Income tax benefit (expense) from the assumed exchange of RSUs for Class A common stock	—	—	—	—	—	—
Net income (loss) attributable to Viant Technology, Inc.—diluted	$(2,193)	$2,215	$22	$1,554	$799	$2,353
Denominator
Weighted-average shares of Class A common stock outstanding —basic	14,504		14,504	13,543		13,543
Effect of dilutive securities:
Restricted stock units	—		13	7		7
Nonqualified stock options	—		—	—		—
Weighted-average shares of Class A common stock outstanding —diluted	14,504		14,517	13,550		13,550

Earnings (loss) per share of Class A common stock—basic	$(0.15)	$0.15	$—	$0.11	$0.06	$0.17
Earnings (loss) per share of Class A common stock—diluted	$(0.15)	$0.15	$—	$0.11	$0.06	$0.17

Anti-dilutive shares excluded from earnings (loss) per share of Class A common stock—diluted:
Restricted stock units	3,928		—	—		—
Nonqualified stock options	3,661		3,661	220		220
Shares of Class B common stock	47,082		47,082	47,107		47,107
Total shares excluded from earnings (loss) per share of Class A common stock—diluted	54,671		50,743	47,327		47,327
(1) The estimated income tax effect of the Company’s share of non-GAAP reconciling items are calculated using assumed blended tax rates of 45% and 24% for the three months ended December 31, 2022 and 2021, respectively, which represents our expected corporate tax rates, excluding discrete and non-recurring tax items.
(2) The adjustment to net income (loss) attributable to noncontrolling interests represents stock-based compensation and restructuring charges attributed to the noncontrolling interest of our company outstanding during the period.

	Year Ended December 31, 2022			Year Ended December 31, 2021
	Earnings (Loss) per Share	Adjustments	Non-GAAP Earnings (Loss) per Share	Earnings (Loss) per Share	Adjustments	Non-GAAP Earnings (Loss) per Share
Numerator
Net loss	$(48,089)	$—	$(48,089)	$(37,609)	$—	$(37,609)
Adjustments:
Add back: Stock-based compensation	—	28,901	28,901	—	68,822	68,822
Add back: Restructuring	—	1,406	1,406	—	—	—
Less: Gain on extinguishment of debt	—	—	—	—	(6,110)	(6,110)
Income tax benefit (expense) related to Viant Technology Inc.'s share of adjustments (1)	—	1,972	1,972	—	(1,238)	(1,238)
Non-GAAP net income (loss)	(48,089)	32,279	(15,810)	(37,609)	61,474	23,865
Less: Net income (loss) attributable to noncontrolling interests (2)	(36,176)	22,811	(13,365)	(29,867)	49,897	20,030
Net income (loss) attributable to Viant Technology, Inc.—basic	(11,913)	9,468	(2,445)	(7,742)	11,577	3,835
Add back: Reallocation of net loss attributable to noncontrolling interest from the assumed exchange of RSUs for Class A common stock	—	—	—	—	253	253
Income tax benefit (expense) from the assumed exchange of RSUs for Class A common stock	—	—	—	—	(62)	(62)
Net income (loss) attributable to Viant Technology, Inc.—diluted	$(11,913)	$9,468	$(2,445)	$(7,742)	$11,768	$4,026
Denominator
Weighted-average shares of Class A common stock outstanding —basic	14,185		14,185	12,364		12,364
Effect of dilutive securities:
Restricted stock units	—		—	—		1,088
Nonqualified stock options	—		—	—		8
Weighted-average shares of Class A common stock outstanding —diluted	14,185		14,185	12,364		13,460

Earnings (loss) per share of Class A common stock—basic	$(0.84)	$0.67	$(0.17)	$(0.63)	$0.94	$0.31
Earnings (loss) per share of Class A common stock—diluted	$(0.84)	$0.67	$(0.17)	$(0.63)	$0.93	$0.30

Anti-dilutive shares excluded from earnings (loss) per share of Class A common stock—diluted:
Restricted stock units	3,928		3,928	3,033		—
Nonqualified stock options	3,661		3,661	220		—
Shares of Class B common stock	47,082		47,082	47,107		47,107
Total shares excluded from earnings (loss) per share of Class A common stock—diluted	54,671		54,671	50,360		47,107
(1) The estimated income tax effect of the Company’s share of non-GAAP reconciling items are calculated using assumed blended tax rates of 45% and 24% for the years ended December 31, 2022 and 2021, respectively, which represents our expected corporate tax rates, excluding discrete and non-recurring tax items.
(2) The adjustment to net income (loss) attributable to noncontrolling interests represents stock-based compensation, gain on extinguishment of debt, and restructuring charges attributed to the noncontrolling interest of our company outstanding during the period.

Operational Metrics
We have also included the following operational metrics in this press release: Advertiser spend and active customers.
We define advertiser spend as the total amount billed to our customers for activity on our platform inclusive of the costs of advertising media, third-party data, other add-on features and our platform fee we charge clients. We evaluate our customers’ usage of our platform and assess our market penetration and scale based on the percentage change in advertiser spend. The percentage change in advertiser spend is a key measure used by our management and our board of directors to evaluate the demand for our products and to assess whether we are increasing market share. Our management uses this key metric to develop short- and long-term operational plans and make strategic decisions regarding future enhancements to our software. We believe the percentage change in advertiser spend across our platform is a useful metric for investors because it allows investors to evaluate our operational performance in the same manner as our management and board of directors.
We define an active customer as a customer that had total aggregate contribution ex-TAC of at least $5,000 through our platform during the previous twelve months. For purposes of this definition, a customer that operates under any of our pricing options that equals or exceeds the aforementioned contribution ex-TAC threshold is considered an active customer. Active customers is an operational metric calculated using contribution ex-TAC, a non-GAAP financial measure. Active customers is a key measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short- and long-term operational plans and make strategic decisions regarding future enhancements to our software. We believe active customers is a useful metric for investors because it allows investors to evaluate the Company’s operational performance in the same manner as our management and board of directors.